Exhibit 5.1

ANTHONY L.G., PLLC

laura aNTHONy, esq

GEOFFREY ASHBURNE, ESQ*

JOHN CACOMANOLIS, ESQ**

CHAD FRIEND, ESQ, LLM

SVETLANA ROVENSKAYA, ESQ***

OF COUNSEL:

MICHAEL R. GEROE, ESQ, CIPP/US****

CRAIG D. LINDER, ESQ*****

PETER P. LINDLEY, ESQ, CPA, MBA

john lowy, esq.******

STUART REED, ESQ

MARC S. WOOLF, ESQ

www.ANTHONYPLLC.com WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@ANTHONYPLLC.COM

*licensed in CA

**licensed in FL and NY

***licensed in NY and NJ

****licensed in CA, DC, MO and NY

*****licensed in CA, FL and NY

******licensed in NY and NJ

August 3, 2021

fuboTV Inc.

1330 Avenue of the Americas

New York, NY 10019

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Florida counsel to fuboTV Inc., a Florida corporation (the “Company”), in connection with certain matters of Florida law arising out of the registration of the offering and sale from time to time of (a) the following securities having an aggregate offering price of up to $750,000,000: (i) shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”); (iii) debt securities of the Company, which may be senior, senior subordinated or subordinated debt securities and/or convertible or exchangeable debt securities (the “Debt Securities”); (iv) warrants to purchase shares of Common Stock or shares of Preferred Stock (“Warrants”); (v) purchase contracts of the Company (“Purchase Contracts”); and (vi) units consisting of two or more other Securities, in any combination (“Units”) and (b) up to 623,068 shares from time to time by the stockholders of the Company named under the caption “Selling Securityholders” in the above-referenced Registration Statement on Form S-3, and all amendments thereto (the “Registration Statement”), covered by the above-referenced Registration Statement, filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Units and Selling Stockholder Shares, plus any additional Common Stock, Preferred Stock, Warrants, Purchase Contracts, Units and Selling Stockholder Shares that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering by the Company contemplated by the Registration Statement are collectively referred to herein as the “Securities.” Such Securities may be offered and sold by the Company from time to time as set forth in the prospectus that forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the Prospectus included therein, substantially in the form in which they were transmitted to the Commission for filing under the Securities Act;

2. The charter of the Company (the “Charter”), certified by the Secretary of State of the State of Florida;

3. The Bylaws, as amended, of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4. A certificate of the Secretary of State of the State of Florida as to the good standing of the Company, dated as of a recent date;

5. Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, (a) the registration of the Securities and (b) the registration and issuance of the Selling Stockholder Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6. A certificate executed by an officer of the Company, dated as of the date hereof; and

7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and each such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.

All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with and not in violation of the Florida Business Corporation Act, the Charter, the Bylaws and the Resolutions and, in the case of any Securities that are shares of Preferred Stock (the “Preferred Securities”), including any Preferred Securities that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Securities, Articles Supplementary designating the class or series of Preferred Stock to be issued by the Company, and setting forth the authorized number of shares and the terms thereof, will be filed with and accepted for record by the Secretary of State of the State of Florida (such approval and, if applicable, filing and acceptance for record, referred to herein as the “Corporate Proceedings”).

6. Upon the issuance of any Securities that are shares of Common Stock (“Common Securities”), including Common Securities that may be issued upon conversion, redemption, exchange or exercise of any other Securities convertible into or redeemable, exchangeable or exercisable for Common Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7. Upon the issuance of any Securities that are shares of Preferred Stock (“Preferred Securities”), including Preferred Securities that may be issued upon conversion, redemption, exchange or exercise of any other Securities convertible into or redeemable, exchangeable or exercisable for Preferred Securities, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.

8. Any Securities convertible into or exchangeable for other Securities will be duly converted or exchanged in accordance with their terms.

9. None of the Securities will be issued, sold or transferred in violation of any restriction or limitation contained in the Charter or any comparable provision of any Articles Supplementary designating any class or series of Preferred Stock.

Based upon the foregoing and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Florida and is in good standing with the Secretary of State of the State of Florida.

2. Upon the completion of all Corporate Proceedings relating to any Common Securities, the issuance of such Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, such Common Securities will be validly issued, fully paid and nonassessable.

3. Upon the completion of all Corporate Proceedings relating to any Preferred Securities, the issuance of such Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, such Preferred Securities will be validly issued, fully paid and nonassessable.

4. Upon the completion of all Corporate Proceedings relating to Debt Securities, the issuance of such Debt Securities will be duly authorized.

5. Upon the completion of all Corporate Proceedings relating to Securities that are Warrants, the issuance of such Warrants will be duly authorized.

6. Upon the completion of all Corporate Proceedings relating to the Purchase Contracts, the issuance of the Purchase Contracts will be duly authorized.

7. Upon the completion of all Corporate Proceedings relating to Securities that are Units, the issuance of such Units will be duly authorized.

8. The issuance of the Selling Stockholder Shares has been duly authorized and the Selling Stockholder Shares are validly issued and are fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Florida and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Florida, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Florida, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

625 N. FLAGLER DRIVE, SUITE 600 • WEST PALM BEACH, FLORIDA • 33401 • PHONE: 561-514-0936 • FAX 561-514-0832